As filed with the Securities and Exchange Commission on February 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vor Biopharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-1591163
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Cambridgepark Drive

Suite 400

Cambridge, Massachusetts 02140

(617) 655-6580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Ang, M.B.B.S.

President and Chief Executive Officer

Vor Biopharma Inc.

100 Cambridgepark Drive

Suite 400

Cambridge, Massachusetts 02140

(617) 655-6580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Segal Charles S. Kim Divakar Gupta Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-252175)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	1,155,159	$18.00	$20,792,862	$2,269

(1)

Represents only the additional number of shares being registered and includes 150,672 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-252175).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $182,647,080 on a Registration Statement on Form S-1 (File No. 333-252175), which was declared effective by the Securities and Exchange Commission on February 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,792,862 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Vor Biopharma Inc. (the “Registrant”) by 1,155,159 shares, 150,672 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-252175), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 4, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-252175), originally filed with the Commission on January 15, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of City of Cambridge, Commonwealth of Massachusetts, on this 5th day of February, 2021.

VOR BIOPHARMA INC.

By:	/s/ Robert Ang
Name: Robert Ang, M.B.B.S Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Ang Robert Ang, M.B.B.S	President, Chief Executive Officer and Director (Principal Executive Officer)	February 5, 2021

/s/ Nathan Jorgensen Nathan Jorgensen, Ph.D.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 5, 2021

* Daniella Beckman	Director	February 5, 2021

* David C. Lubner	Director	February 5, 2021

* Sven (Bill) Ante Lundberg, M.D.	Director	February 5, 2021

* Kush M. Parmar, M.D., Ph.D.	Director	February 5, 2021

* Matthew Patterson	Director	February 5, 2021

* Joshua Resnick, M.D.	Director	February 5, 2021

*By:	/s/ Robert Ang
Robert Ang Attorney-in-Fact